Exhibit 10.4

SECOND AMENDED AND RESTATED PROMISSORY NOTE

September 4, 2019

$95,000,000.00	Clinton, Connecticut

FOR VALUE RECEIVED, the undersigned CONNECTICUT WATER SERVICE, INC., a Connecticut corporation (“Maker”), hereby unconditionally promises to pay to CITIZENS BANK, NATIONAL ASSOCIATION, a national banking association (the “Payee” or “Bank”), or any subsequent assignee or holder (Payee and any subsequent assignee or holder being sometimes referred to as “Holder”) at the office of the Bank located at 209 Church Street, New Haven, Connecticut 06510, the principal amount of NINETY FIVE MILLION AND NO/100 DOLLARS ($95,000,000.00) or such lesser amount as may have been loaned, advanced or readvanced to Maker by the Bank under the terms of that certain Letter Agreement dated as of December 14, 2018 by and between Maker and the Bank (as amended and in effect from time to time, the “Letter Agreement”), together with interest thereon as provided herein and all other sums due from Maker to the Bank under the Letter Agreement and this Note.

The unpaid principal amount of this Note shall be paid at the times and in the manner set forth in Section 9 of the Letter Agreement, but if not sooner paid or demanded, the entire unpaid principal amount of this Note, together with accrued and unpaid interest thereon, shall be due and payable on the Maturity Date, unless such date shall be extended pursuant to Section 3 of the Letter Agreement.

Interest on the unpaid principal amount of this Note shall be payable at the rates set forth in Section 6 of the Letter Agreement and at the times and in the manner specified in Section 9 of the Letter Agreement.

This Note is the promissory note referred to in Section 4 of the Letter Agreement, the terms and conditions of which are hereby incorporated by this reference, and is made in substitution for, but not as a novation of, the $75,000,000 Amended and Restated Promissory Note dated December 14, 2018. Capitalized terms used herein without definition shall have the meanings set forth in the Letter Agreement.

Overdue payments of principal (whether at stated maturity, by acceleration or otherwise), and, to the extent permitted by law, overdue interest, shall bear interest at the rate and in the manner set forth in the Letter Agreement. Any late payment of principal or interest shall be subject to a late payment charge set forth in the Letter Agreement. The foregoing shall not affect the Bank’s rights to exercise any of its rights and remedies provided in the Letter Agreement if an Event of Default has occurred.

No reference to the Letter Agreement or any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker of this Note to pay the principal of and interest on this Note as herein provided.

All sums paid under this Note shall be applied first to all fees, costs and expenses incurred by the Bank under the Letter Agreement and this Note, then to any late charges payable by Maker, then to any accrued and unpaid interest, with the balance, if any, to be applied to unpaid principal.

Until notified in writing of the transfer of this Note, Maker shall be entitled to deem Payee or such person who has been so identified by the transferor in writing to Maker as the holder of this Note, as the owner and holder of this Note. Holder agrees that before disposing of this Note, or any part hereof, it will make a notation on Schedule A attached hereto and incorporated herein by reference evidencing (i) the date and amount of each advance to be evidenced by this Note and (ii) the date and amount of each principal payment made with respect thereto; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Maker under this Note.

The Letter Agreement and this Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Connecticut.

Maker and each endorser, guarantor and surety of this Note, and each other person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note:

(a) waive demand, presentment, protest, notice of protest, notice of dishonor, diligence in collection, notice of nonpayment and all notices of a like nature; and

(b) consent to (i) the release, surrender, exchange or substitution of all or any part of the security for the indebtedness evidenced by this Note, or the taking of any additional security; (ii) the release of any or all other persons from liability, whether primary or contingent, for the indebtedness evidenced by this Note or for any related obligations; and (iii) the granting of any other indulgences to any such person.

(c) consent to (i) all renewals, extensions or modifications of this Note or the Letter Agreement (including any affecting the time of payment), subject to Section 24 of the Letter Agreement, and (ii) all advances under this Note or the Letter Agreement.

Any such renewal, extension, modification, advance, release, surrender, exchange, substitution, taking or indulgence may take place without notice to any such person, and, whether or not any such notice is given, shall not impair the liability of any such person.

Maker and each endorser, guarantor and surety of this Note, and each other person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note, hereby give Holder a lien and right of setoff for all of their respective liabilities in respect of such indebtedness upon and against all of their respective deposits, credits and property, now or hereafter in the possession or control of Holder or in transit to Holder.

If this Note is now, or hereafter shall be, signed by more than one person, it shall be the joint and several obligation of all such persons (including, without limitation, all makers, endorsers, guarantors and sureties, if any) and shall be binding on all such persons and their respective heirs, executors, administrators, legal representatives, successors and assigns. This Note and all covenants, agreements and provisions set forth in this Note shall inure to the benefit of Holder and its successors and assigns, including any lender(s) with which Holder may participate in the making of any loans or advances evidenced by this Note.

As used in this Note, words of any gender shall be deemed to apply equally to any other gender, the plural shall include the singular and the singular shall include the plural (as the context shall require), and the word “person” shall refer to individuals, entities, authorities and other natural and juridical persons of every type.

MAKER AND EACH AND EVERY ENDORSER, GUARANTOR AND SURETY OF THIS NOTE, AND EACH OTHER PERSON WHO IS OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THIS NOTE, HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION AND WAIVE THEIR RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER MAY DESIRE TO USE.

MAKER AND EACH AND EVERY ENDORSER, GUARANTOR AND SURETY OF THIS NOTE, AND EACH OTHER PERSON WHO IS OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THIS NOTE, HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION, OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTION OF WHICH THIS NOTE IS A PART AND/OR IN THE ENFORCEMENT BY THE BANK OF ANY OF ITS RIGHTS AND REMEDIES HEREUNDER OR UNDER APPLICABLE LAW. MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER BY ITS ATTORNEY.

IN WITNESS WHEREOF, Maker has executed this Note as of the date first set forth above.

CONNECTICUT WATER SERVICE, INC.

By:	/s/ David C. Benoit
Name:	David C. Benoit
Title:	President and CEO

SCHEDULE A

TO SECOND AMENDED AND RESTATED PROMISSORY NOTE

DATE	AMOUNT	ABR Rate	Adjusted LIBOR Rate	DATE PAID	NOTATION MADE BY